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                                                                EXHIBIT 10.a




                   1996 HARRIS BANK MANAGERIAL INCENTIVE PLAN
































                             Compensation Division
                                   June, 1996



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                   1996 HARRIS BANK MANAGERIAL INCENTIVE PLAN


I. PURPOSE

      The 1996 Harris Bank Managerial Incentive Plan is designed to link employee rewards to the achievement of Harris Bankcorp and Bank of Montreal (BMO) objectives.

II. OBJECTIVES

     1. Facilitate the achievement of the goals and objectives for the Harris Bankcorp and the BMO "Family of Companies".

     2. Motivate employees to achieve consistently high levels of performance by directly linking rewards to performance.

     3. Promote teamwork and cross functional efforts.

     4. Attract and retain qualified employees.

     5. Assist in communicating management strategies for the Harris Bankcorp and BMO.


III.EFFECTIVE DATE
      January 1, 1996 to December 31, 1996


IV. ELIGIBILITY

      Select full-time and part-time Division Administrator equivalent or above employees are eligible to participate in the plan.

      Eligible positions and corresponding incentive targets are listed in Exhibit A. I If an employee is promoted or transferred from one eligible position and/or incentive plan to another, the incentive opportunity will be pro-rated based on the time spent in each position and/or incentive plan. New hires will be eligible for pro-rated awards based on the date of hire during the plan year.

V. PLAN DESIGN

     A. DESIGN SUMMARY

     1. Select Division Administrator equivalent or above employees participate.



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                   1996 HARRIS BANK MANAGERIAL INCENTIVE PLAN



  2. Actual incentive compensation will be based on a maximum of three weighted Performance measurement grouping:

           a. Total Harris Bankcorp - Net Income (NI)
           b. BMO consolidated ROE divided by a weighted average peer bank ROE
           c. Individual employee - Performance Planning and Review (PPR) rating

     Plan payout multipliers for the above three performance groupings are described in Exhibits B, C and D, respectively.

  3. The BMO multiplier will be calculated based on the consolidated ROE of the BMO, divided by the weighted average ROE of the five largest Canadian banks.

          a. Multiplier will be set to zero if BMO's ROE is below the threshold level (i.e. five percentage points higher than the equivalent of a risk-free rate of return -- defined as the tax-adjusted yield of 10-year Government of Canada bonds, averaged over the calendar year).
          b. 1996 threshold level has been set at 12%

  4. Target awards, which are based on a percentage of base salary, are established for all participants.

  5. Total Harris Bankcorp performance is linked to plan funding:

          a. Harris Bankcorp performance must meet threshold of 90% of annual target
          b. Managerial plan funding adjusted to reflect both Harris Bankcorp and BMO performance above/below annual target.

      B.   FORMULA

      Award = Position Target x Team Performance x Individual Performance
              Multiplier
                              (Harris   +    BMO
                           Multiplier   Multiplier)

      C.   PLAN FUNDING

      1.   Target Pool

           The Target Pool is the sum of individual incentive target award plus a provision of 12.5% to recognize the normal distribution of PPR ratings. For 1996, the incentive pool is projected to be $3,204,442.



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  2.   Final Pool

       The Final Pool will be calculated following the completion of the plan year and will be determined by adjusting the target pool to reflect actual performance of Harris Bank and BMO and the actual distribution of PPR ratings.

  D.   PARTICIPANT AWARD COMPUTATION

  1.   Target Award

       The target award varies by position for each participant (See Exhibit
       A).

  2.   Individual Awards

       The Individual awards will be determined based upon a weighted combination of Harris Bankcorp and BMO performance, as well as each individual's performance. The following equation will be used:

    Award = Position Target x Team Performance x Individual Performance
            Multiplier
                             (Harris   +    BMO
                          Multiplier   Multiplier)

       The incentive payout multipliers associated with Harris performance, BMO performance and individual performance are shown in Exhibits B, C & D, respectively. Participants will be placed in one of the following categories to set the relative weight for Harris Bankcorp and BMO performance:


                    CATEGORY           BANKCORP        BMO
                    ----------         --------        ---

                    CEO                  50%           50%

                    Category A           50%           50%

                    Category B           60%           40%

                    Category C           70%           30%

                    Category D           80%           20%


       The category will be assigned and communicated to each participant at the beginning of each plan year. See Exhibit A for each individual's category and target assignment.

VI.  TIMING

       Awards are paid on an annual basis, following the end of the Plan year.


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                   1995 HARRIS BANK MANAGERIAL INCENTIVE PLAN
                           ADMINISTRATIVE PROVISIONS



1. CONTINUED EMPLOYMENT AS A CONDITION TO EARN INCENTIVE COMPENSATION

  A. Except as provided herein, participants must be employed by the Bank on the service dates set forth below in order to earn incentive compensation.

  B. The service date for incentive compensation is December 31 of the Plan year in which the compensation was generated.

  C. When the employment of a participant terminates:

     1. A participant whose employment terminates before a service date for any reason other than disability, retirement, job elimination or death shall earn no incentive compensation generated in the year of termination.

     2. A participant whose employment terminates by reason of:
          * Permanent disability
          * Retirement (i.e., age 55 or older and 10 or more years service),
          * Job elimination, or
          * The participants death

        shall receive all unpaid incentive compensation generated through the date of termination.

     3. A participant whose employment terminates after a service date, for any reason other than termination for cause, shall receive incentive compensation earned during the preceding plan year.

  D. A participant who transfers from an incentive eligible position for reasons not related to below standard performance and who remains in the employ of Harris Bank shall receive a pro-rated award payable following completion of the plan year.

  E. Incentive Awards for Harris Bank employees who transfer to Bank of Montreal will be pro-rated based upon the number of months that they were in the Harris Plan, assuming a PPR rating for Harris service of level 3 or better.

2. ANNUAL GOALS

   For the purpose of accruing incentive compensation, target goals will be set and approved on at least an annual basis by the Harris Bankcorp Board of Directors and BMO Board of Directors.

3. INCENTIVE AWARDS NOT DISTRIBUTED TO PARTICIPANTS

   Any portion of incentive compensation not earned and disbursed will be retained by the Bankcorp.

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4. PAYMENT OF AWARDS TO PARTICIPANTS

   Incentive Compensation awards will be determined by the provisions of the plan. The CEO, Harris Bankcorp reserves the right to modify individual awards beyond provisions of the Plan.

5. WITHHOLDING AND BENEFITS

   All incentive payments are subject to the payroll and other withholding as required by law, as well as Crusade of Mercy withholding.

6. MODIFICATION AND CONTINUATION OF THE PROGRAM

   The Bankcorp reserves the right to revise or terminate the Plan at any time. The Bankcorp is not committed to the indefinite existence of the same or a similar Plan, the participation of any employee in the Plan or the terms or manner in which compensation is calculated under the Plan.

7. CONTRACT OF EMPLOYMENT

   Nothing in the Plan is intended or should be construed as creating a contract of employment for a fixed term.

8. PLAN INTERPRETATION OR AMENDMENT

     8.1 The Bankcorp retains the sole and final authority to interpret and administer the Plan. All questions concerning plan interpretation or administration should be submitted in writing to the EVP, Risk Management or appropriate Vice Chair for CIFS or PCFS, who will respond in writing within thirty (30) days.

     8.2  Plan participants may appeal a decision of the EVP or Vice
          Chair by submitting a written request to the CEO within (10) days after receipt of the EVP's or Vice Chair decision. The Vice CEO will respond in writing within thirty (30) calendar days. The CEO's decision will be final.

9. ADMINISTRATION AND RESPONSIBILITIES

     9.1 Calculation of employee incentive compensation will be the responsibility of the EVP or appropriate Vice Chair and a representative of the Compensation Division. A copy of the current Plan and authorized disbursements will be kept the Compensation Division. The EVP, Risk Management Vice Chairs for CIFS and
         PCFS will submit a list of participants to the CEO, Harris Bankcorp with a copy to a representative of the Compensation Division on an annual basis (upon approval of the Plan). The list, approved by the CEO, Harris Bankcorp will be submitted to Payroll for disbursement purposes.

     9.2 The Plan will be reviewed by the Group Executive and a respresentative of the Compensation Division at lease annually; and update as necessary.


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                                   EXHIBIT B
                   HARRIS BANKCORP PERFORMANCE LEVERAGE TABLE



Measurement:  Net Income

Target:       $161.5 MM (Business Plan Target)




                             INCENTIVE PLAN
      PERFORMANCE              MULTIPLIER *
 $'s                 % of plan        %
----              ---------------  -------
 $177.6              110%          110%
 $174.4              108%          108%
 $171.1              106%          106%
 $167.9              104%          104%
 $161.7              102%          102%
 $161.5 TARGET       100%          100%
 $158.2               98%           96%
 $155.0               96%           92%
 $151.8               94%           88%
 $148.5               92%           84%
 $145.3 Threshold     90%           80%
<$145.3                0%            0%

MULTIPLIER FORMULA:

Above Target Performance:  Incentive plan multiplier increases by 3% for every
                           1%  by which Actual Net Income exceeds Target Net
                           Income

Below Target Performance:  Incentive plan multipler descreases by 2% for every
                           1% by which Actual Net Income achieved is below Target Net Income down to a minimum threshold multiplier of 80%.

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                                   EXHIBIT C
                  BANK OF MONTREAL PERFORMANCE LEVERAGE TABLE



Measurement:  Return On Equity (ROE)

Target:       "Big 5" Canadian Banks' Average ROE




                                       INCENTIVE PLAN
                       PERFORMANCE      MULTIPLIER *
                                 % of plan        %
                              ---------------  -------
                              110%             110%
                              108%             108%
                              106%             106%
                              104%             104%
                              102%             102%
                      TARGET  100%             100%
                               98%              98%
                               96%              96%
                               94%              94%
                               92%              92%
                               90%              90%

*MULTIPLIER FORMULA:

The incentive plan multiplier is the result of dividing the Bank of Montreal ROE for the year by the average ROE of the Canadian Imperial Bank of Commerce, Bank of Nova Scotia, Toronto Dominion Bank, National Bank and Royal Bank.

If BMO ROE is less than 12%, the incentive multiplier is 0.

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                                   EXHIBIT D
                     INDIVIDUAL PERFORMANCE LEVERAGE TABLE


Measurement: 1996 PPR Rating



                   PERFORMANCE LEVEL  Multiplier  Distribution

                        Level 1          1.7         0 - 5 %
                        Level 2          1.4        30 - 35%
                        Level 3          1.0        60 - 65%
                        Level 4           0          0 - 5%